Exhibit 99.1

                     First Consulting Group (FCG)
 Announces Additional Delay in Filing 2005 Annual Report on Form 10-K

    LONG BEACH, Calif.--(BUSINESS WIRE)--March 30, 2006--First
Consulting Group (FCG) (NASDAQ:FCGI):

    --  Company and External Auditor Continuing to Work Through
        Accounting Treatment of Company's Income Tax Provision

    -- No Impact to Previously Announced Pre-Tax Operating Income for Q4 and Full Year 2005; Tax Valuation Allowance for Q4 2005 Expected to Increase

    -- Company Currently Expects to Restate Prior Fiscal Years to Reduce Tax Expense in Those Periods But With No Impact to
        Pre-Tax Operating Income; Restatement Is Offset to Increased Tax Expense in Q4 2005

    FCG (NASDAQ:FCGI), a leading provider of outsourcing, consulting and systems implementation and integration services to the health-related industries, today announced an additional delay in the filing of its 2005 fiscal year Annual Report on Form 10-K. As indicated previously in a Form 12b-25 filed by FCG with the Securities and Exchange Commission ("SEC") on March 15, 2006, the Company expects no impact to its previously announced pre-tax operating income results for the fourth quarter and full year of 2005. The delay in filing continues to be due to the ongoing review by management and audit by Grant Thornton LLP, the Company's external auditors, of the accounting treatment of FCG's income tax provision and its internal controls related to the calculation of the tax provision.
    The Company expects that the annual report, when filed, will include a larger than previously announced tax expense in the fourth quarter of 2005 and a restatement of tax expense in prior fiscal years. The result is currently expected to be an approximately $1.3 million larger than previously announced loss for 2005 and an offsetting improvement in prior years of an equivalent amount. As indicated previously, there is no impact expected to previously announced or reported pre-tax operating results in any fiscal period.
    FCG further expects that the annual report, when filed, will include disclosure about a deficiency in internal controls relating to the Company's tax accounting and that such deficiency constitutes a "material weakness" in internal controls. FCG and Grant Thornton are continuing to review this internal controls matter, and FCG believes that it has corrected the weakness in the course of the current review process and that it has defined the enhanced procedures it will follow in this area in future periods. Based on this material weakness, management currently expects to conclude in its annual report that its internal control over financial reporting was not effective as of the most recent fiscal year end based on the criteria set forth in the report entitled "Internal Control--Integrated Framework" published by the Committee of Sponsoring Organizations ("COSO") of the Treadway Commission to evaluate the effectiveness of its internal control over financial reporting.
    FCG currently does not have an anticipated date of filing for the annual report, but continues to work as expeditiously as possible with the external auditors to provide analysis necessary for the auditors to conduct their reviews and finalize the audits of the Company's financial statements and internal controls.

    About FCG

    FCG is a leading provider of outsourcing, consulting, systems implementation and integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its clients' performance. The firm's consulting and integration services increase clients' operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

    Forward-Looking Statements

    This news release includes forward-looking statements based on FCG's current expectations, estimates and projections about its industry, management's beliefs and certain assumptions made by the Company. These forward-looking statements can typically be identified by use of words such as "believes," "anticipates" or "expects" and include statements regarding (i) the expectation that the current accounting review by the Company's external auditors will not impact FCG's previously announced and reported pre-tax operating income results; (ii) the expected adjustments and restatements to previously announced or reported financial results; and (iii) the belief of FCG that it has appropriately addressed the internal controls weakness related to its deferred tax asset accounting. These forward-looking statements involve known and unknown risks which may cause the Company's actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements.
    Some of the risks investors should consider include (i) the ability of FCG to provide information to Grant Thornton LLP that allow the external auditors to complete their review and audit procedures;
(ii) the ability of FCG to design and execute effective internal controls; and (iii) the ability of Grant Thornton to complete necessary reviews and audit procedures; and (iv) the risk factors referenced in the Company's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.
    In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



    CONTACT: First Consulting Group
             Thomas Reep, 562-624-5250